Blue Owl Capital Inc. Second Quarter 2022 Earnings August 4, 2022

2 About Blue Owl Blue Owl Capital Inc. (“Blue Owl”) Blue Owl is a global alternative asset manager with $119.1 billion of assets under management as of June 30, 2022. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with more than 30 years of experience building alternative investment businesses. Blue Owl employs over 450 people across 10 offices globally. Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange (“NYSE”); Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; the possibility that Blue Owl may be adversely affected by other economic, business, geopolitical and competitive factors; and the impact of the continuing COVID-19 pandemic on Blue Owl’s business. The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com). Blue Owl undertakes no duty or obligation to publicly update or revise the forward- looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Disclosures Copyright© Blue Owl Capital Inc. 2022. All rights reserved.

3 Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and reconciled to the most directly comparable GAAP measures. Exact net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the continued impact of COVID-19, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the "Defined Terms" slide in the appendix. Important Notice No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s and Fitch Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Disclosures

About Blue Owl

With over $119 billion of assets under management, Blue Owl is a leading provider of private capital solutions

Blue Owl Firm Overview

- Blue Owl is an alternative asset manager providing investors access to Direct Lending, GP Capital Solutions and Real Estate strategies
  - Owl Rock manages $56.8 billion in AUM
  - Dyal Capital manages $45.7 billion in AUM
  - Oak Street manages $16.6 billion in AUM
- We aim to provide institutional and private wealth clients access to compelling and differentiated investment opportunities
- Blue Owl invests across the private market ecosystem, providing debt and equity solutions to businesses and financial sponsors, including private equity and venture capital firms

A Solutions Provider

Blue Owl's complementary strategies allow for enhanced origination opportunities and access to unique, proprietary deal flow

- Owl Rock is a leading capital provider to middle- and upper-middle-market businesses with over 630 sponsor relationships
- Dyal Capital is a leading capital provider to large multi-product private capital managers with over 55 partnerships since inception
- Oak Street is the industry's preeminent net lease strategy and focuses on structuring sale-leasebacks

Track Record

- Since inception, Blue Owl's investment strategies have provided clients access to risk-adjusted returns with demonstrated ability to source opportunities in all market environments
- Our investment team of over 125 professionals is led by an executive team with decades of experience managing successful alternative investment businesses

NYSE: **OWL**

BBB from S&P and Fitch[(1)]

Over 450 employees

Headquarters in New York with 9 other offices

All data as of June 30, 2022.

(1) A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. For complete ratings definitions please visit www.standardandpoors.com and www.fitchratings.com. **Past performance is not a guarantee of future results.**

4

Blue Owl Overview

The Owl Rock, Dyal Capital and Oak Street strategies provide investment strategies dedicated to private capital solutions

Investment Strategies

Direct Lending

- A leading direct lending business with $56.8 billion in AUM
- Focused on lending to middle- and upper-middle-market companies backed by leading private equity sponsors
- Demonstrated ability to source proprietary investment opportunities with $63.6 billion in gross originations since inception

$56.8B	Assets Under Management
85+	Investment Professionals
430+	Deals Closed
630+	Sponsor Relationships

GP Capital Solutions

- A leading GP capital solutions provider to private market participants with $45.7 billion in AUM
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 70 equity and debt transactions since inception

$45.7B	Assets Under Management
70+	Professionals
10+	Year Track Record
55+	Partnerships since inception

Real Estate

- An industry-leading private equity real estate business with $16.6 billion in AUM
- Focused on acquiring high quality assets net-leased to investment grade and creditworthy entities
- Established proprietary origination strategy that has completed over 120 transactions

$16.6B	Assets Under Management
25+	Professionals
1,200+	Assets Owned
93	Tenant Relationships/ Partnerships

All data as of June 30, 2022. **Past performance is not indicative of future results.**

5

Blue Owl's GAAP Results (Unaudited)

(dollars in thousands, except share and per share data)	Three Months Ended, 2Q'22	1Q'22	2Q'21
Revenues			
Management fees, net (includes Part I Fees of $46,346, $46,739 and $36,073)	$ 284,325	$ 247,632	$ 142,135
Administrative, transaction and other fees	42,921	28,345	37,125
Realized performance income	—	—	—
Total Revenues, Net	**327,246**	**275,977**	**179,260**
Expenses			
Compensation and benefits	218,118	193,892	1,221,565
Amortization of intangible assets	64,885	61,526	21,336
General, administrative and other expenses	54,389	43,294	51,520
Total Expenses	**337,392**	**298,712**	**1,294,421**
Other Income (Loss)			
Net (losses) gains on investments	(123)	5	—
Net losses on retirement of debt	—	—	(16,145)
Interest expense	(15,051)	(12,834)	(5,817)
Change in TRA liability	1,370	(9,652)	(1,146)
Change in warrant liability	20,723	17,758	(15,300)
Change in earnout liability	(208)	(496)	(462,970)
Total Other Income (Loss)	**6,711**	**(5,219)**	**(501,378)**
Loss Before Income Taxes	**(3,435)**	**(27,954)**	**(1,616,539)**
Income tax expense (benefit)	5,631	(5,038)	(29,199)
Consolidated and Combined Net Loss	**(9,066)**	**(22,916)**	**(1,587,340)**
Net loss attributable to noncontrolling interests	7,940	11,101	1,224,996
Net Loss Attributable to Blue Owl Capital Inc. / Owl Rock (Prior to May 19, 2021)	**$ (1,126)**	**$ (11,815)**	**$ (362,344)**
			May 19, 2021 through June 30, 2021
Net Loss Attributable to Class A Shares	$ (1,126)	$ (11,815)	$ (397,189)
Net Loss per Class A Share			
Basic	$ 0.00	$ (0.03)	$ (1.21)
Diluted	$ 0.00	$ (0.03)	$ (1.23)
Weighted-Average Class A Shares			
Basic	422,631,967	417,108,929	329,055,258
Diluted	1,407,843,503	417,108,929	1,252,092,338

6

7 130.1 197.1 2Q'21 2Q'22 180.4 293.2 2Q'21 2Q'22 5.1 7.6 2Q'21 2Q'22 Blue Owl’s Second Quarter 2022 Highlights - Annual Growth 62.4 119.1 2Q'21 2Q'22 42.8 77.5 2Q'21 2Q'22 0.5 3.6 2Q'21 2Q'22 FRE Management Fees ($m) FRE ($m) Direct Lending Gross Originations ($b)AUM ($b) FPAUM ($b) Wealth Fundraise ($b) 63 % G ro w th 52 % G ro w th 91 % G ro w th 81 % G ro w th 57 1% G ro w th For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 26. Includes the results of Dyal Capital as if the Business Combination had closed on April 1, 2021; comparability to prior and future periods may be limited. 56.9 95.5 2Q'21 2Q'22 Permanent Capital ($b) 1.2 7.2 2Q'21 2Q'22 Total Fundraise ($b) 48 5% G ro w th 68 % G ro w th 50 % G ro w th

8 • Wellfleet acquisition closed on April 1, 2022 • Dividend of $0.11 per Class A Share declared for the quarter, up from $0.10 per Class A Share for the prior quarter • Announced redemption of Public Warrants effective by August 18, 2022 For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 26. Includes the results of Dyal Capital as if the Business Combination had closed on April 1, 2021; comparability to prior and future periods may be limited. Blue Owl’s Second Quarter 2022 Highlights - Other Metrics Non-GAAP Financial Measures Capital Metrics Corporate • FRE Revenues of $317.8 million, up 17% since March 31, 2022 and up 51% since June 30, 2021 • FRE of $197.1 million, or $0.14 per Adjusted Share • DE of $180.4 million, or $0.13 per Adjusted Share • AUM of $119.1 billion, up 17% since March 31, 2022 and up 91% since June 30, 2021 ◦ FPAUM of $77.5 billion, up 18% since March 31, 2022 and up 81% since June 30, 2021 ◦ Permanent Capital of $95.5 billion, up 11% since March 31, 2022 and up 68% since June 30, 2021 ◦ AUM not yet paying fees of $8.8 billion, reflecting expected annual FRE management fees of over $105 million once deployed • New equity capital raised of $7.2 billion in the quarter • FPAUM raised and deployed of $6.0 billion in the quarter

Blue Owl's Non-GAAP Results (Unaudited)

(dollars in thousands, except per share data and AUM data)	Three Months Ended 2Q'22	1Q'22	Adjusted 2Q'21
FRE Revenues			
Management Fees, Net (including Part I Fees of $46,346, $46,739 and $36,073)	$ 293,247	$ 256,554	$ 180,402
Administrative, Transaction and Other Fees	24,564	16,044	29,406
FRE Revenues	**317,811**	**272,598**	**209,808**
FRE Expenses			
Compensation and Benefits	85,809	74,969	60,734
General, Administrative and Other Expenses	36,297	26,766	17,152
FRE Expenses	**122,106**	**101,735**	**77,886**
Fee-Related Earnings			
FRE Revenues	317,811	272,598	209,808
FRE Expenses	122,106	101,735	77,886
Noncontrolling Interests	1,359	520	(1,852)
Fee-Related Earnings	**197,064**	**171,383**	**130,070**
Realized Performance Income	—	—	—
Realized Performance Compensation	—	—	—
Interest Expense	(15,045)	(12,834)	(5,817)
Taxes and TRA Payments	(1,617)	(2,823)	(15,893)
Distributable Earnings	**180,402**	**155,726**	**108,360**
Fee-Related Earnings per Adjusted Share	$ 0.14	$ 0.12	$ 0.10
Distributable Earnings per Adjusted Share	$ 0.13	$ 0.11	$ 0.09
AUM ($ millions)	$ 119,140	$ 102,018	$ 62,367
FPAUM ($ millions)	$ 77,517	$ 65,584	$ 42,819
Permanent Capital ($ millions)	$ 95,464	$ 85,640	$ 56,900

For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 26.
Includes the results of Dyal Capital as if the Business Combination had closed on April 1, 2021; comparability to prior and future periods may be limited.

9

Key Metrics

- **Total Fundraise** of $7.2 billion was comprised of $3.5 billion of Institutional & Other fundraise, and $3.6 billion of Wealth fundraise
  - Continued to show strong growth in Wealth fundraise, with an increase of $1.5 billion, or 66% compared to 1Q'22, and 571% compared to 2Q'21
- **FRE Management Fees** of $293.2 million increased 14% compared to 1Q'22, and 63% compared to 2Q'21
  - Permanent Capital generated 92% of 2Q'22 FRE management fees
  - AUM Not Yet Paying Fees reflects expected annual FRE management fees of over $105 million once deployed
- **FRE** of $197.1 million increased 15% compared to 1Q'22, and 52% compared to 2Q'21

Fundraise



(dollars in billions)
1.2
0.7
0.5
2.3
1.3
0.9
3.9
2.3
1.6
3.9
1.7
2.2
7.2
3.5
3.6
2Q'21
3Q'21
4Q'21
1Q'22
2Q'22
Retail
Institutional & Other

FRE Management Fees



(dollars in millions)
180.4
75.3
105.1
204.7
91.8
113.0
236.3
115.4
120.9
256.6
17.2
105.7
133.7
293.2
19.2
128.3
145.7
2Q'21
3Q'21
4Q'21
1Q'22
2Q'22
Direct Lending
GP Capital Solutions
Real Estate

FRE



(dollars in millions)
130.1
141.9
165.3
171.4
197.1
2Q'21
3Q'21
4Q'21
1Q'22
2Q'22

Figures may not sum due to rounding. For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 26.
Includes the results of Dyal Capital as if the Business Combination had closed on April 1, 2021; comparability to prior and future periods may be limited.

10

Assets Under Management

- **AUM** of $119.1 billion increased 17% during the quarter and 91% since June 30, 2021
    - The increase in AUM during the second quarter was primarily driven by the acquisition of Wellfleet, capital raised in Direct Lending and GP Capital Solutions and deployment activity in Direct Lending
- **FPAUM** of $77.5 billion increased 18% during the quarter and 81% since June 30, 2021
    - The increase in FPAUM during the second quarter was primarily driven by the acquisition of Wellfleet, capital raised in Direct Lending and GP Capital Solutions and deployment activity in Direct Lending
- **Permanent Capital** of $95.5 billion increased 11% during the quarter and 68% since June 30, 2021
    - Permanent capital generated 92% of second quarter FRE management fees
- **AUM Not Yet Paying Fees** totaled $8.8 billion, reflecting expected annual FRE management fees of approximately $105 million once deployed

AUM

(dollars in billions)



62.4
31.2
31.2
70.5
35.9
34.6
94.5
15.4
39.9
39.2
102.0
16.1
41.2
44.8
119.1
16.6
45.7
56.8
2Q'21
3Q'21
4Q'21
1Q'22
2Q'22

Fee-Paying AUM

(dollars in billions)



42.8
18.7
24.2
47.0
19.7
27.2
61.4
8.2
21.2
32.0
65.6
9.3
23.7
32.7
77.5
9.4
26.7
41.4
2Q'21
3Q'21
4Q'21
1Q'22
2Q'22

Permanent Capital

(dollars in billions)



56.9
31.2
25.7
64.4
35.9
28.5
78.8
5.7
39.9
33.3
85.6
5.7
41.2
38.8
95.5
5.9
45.7
43.9
2Q'21
3Q'21
4Q'21
1Q'22
2Q'22

Direct Lending | GP Capital Solutions | Real Estate

Figures may not sum due to rounding.

11

Direct Lending Products

- **FRE Revenues** of $169.1 million increased 14% quarter over quarter, as a result of a higher management fees from both organic growth and the acquisition of Wellfleet, as well as higher transaction fees. FRE Revenues increased 26% when compared to 2Q'21
- **AUM** of $56.8 billion increased 27% during the quarter and 82% since June 30, 2021
  - The increase in AUM during the second quarter was driven by the acquisition of Wellfleet, capital raised and capital deployment activity
- **FPAUM** of $41.4 billion increased 27% during the quarter and 71% since June 30, 2021
  - The increase in FPAUM during the first quarter was driven by the acquisition of Wellfleet, capital raising and capital deployment activity
- **AUM not yet paying fees** totaled $6.4 billion, reflecting expected annual FRE management fees of over $75 million once deployed
- **Gross originations** during the quarter were $7.6 billion with net deployment of $4.6 billion
- **FRE Management fees** from Permanent Capital were 91% during the quarter
- **Direct Lending Gross Return** of -0.9% for 2Q'22 and 8.0% for the twelve months ended June 30, 2022
- **Gross IRR Since Inception as of June 30, 2022**
  - **ORCC:** 11.4%
  - **ORTF:** 10.8%

	Three Months Ended		
(dollars in thousands)	2Q'22	1Q'22	2Q'21
FRE Revenues			
Management Fees, Net (including Part I Fees of $45,531, $46,104 and $36,073)	$ 145,710	$ 133,704	$ 105,058
Administrative, Transaction and Other Fees	23,396	14,473	29,406
Total FRE Revenues, Net	**$ 169,106**	**$ 148,177**	**$ 134,464**
Realized Performance Income	**$ —**	**$ —**	**$ —**
Additional Metrics *(dollars in millions)*			
AUM	$ 56,827	$ 44,775	$ 31,156
FPAUM	$ 41,409	$ 32,658	$ 24,162

For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 26.
Gross and net returns for Direct Lending are represented by a composite made up of ORCC, ORCC II, ORTF and the Owl Rock First Lien Fund. The net return for Direct Lending was -1.7% for Q2'22 and 4.2% for the twelve months ended June 30, 2022.
Net IRR since inception as of June 30, 2022 for ORCC and ORTF was 8.3% and 7.2%, respectively.

12

13 40 47 52 94 99 124 156 201 263 326 418 531 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Market Landscape Direct Lending Continues to Expand Faster Than the Larger Alternatives Industry (dollars in billions) 5.1 8.8 7.6 4.9 7.6 3.2 3.0 5.1 3.4 4.6 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 $2.4 trillion of Private Equity Dry Powder $3.6+ trillion of Private Markets Dry Powder ??? trillion of debt to be refinanced In the context of the broader private markets industry, Direct Lending constitutes a relatively small but growing market share Compound Annual Growth Rate: 24% Direct Lending Industry AUM ($ Billions) (Includes Dry Powder and Invested Capital) Direct Lending Originations Gross Originations Net Funded Deployment Data Source: Preqin. As of Jul 2022 Past performance is not a guarantee of future results. There can be no assurance that historical trends will continue.

14 Assumptions: All figures above based on the following BDCs as of March 31, 2022: ORCC, ORCC II, ORCC III, ORCIC and ORTF. Fund Level Net Income Impact is based on interest income from assets and interest expense from financings. Part I Fee Impact is based on Fund Level Net Income Impact multiplied by current Part I Fee rates for each BDC. Assumes all BDCs have achieved eligible Part I income above the upper hurdle amount. % Impact to Annual FRE Revenue based on 2Q’22 annualized FRE Revenues of Blue Owl. FRE Management Fees Increase in a Rising Rate Environment Direct Lending BDCs Change in Interest Rates Fund Level Net Income Impact Part I Fee Impact % Impact to Annual FRE Revenue Up 300 basis points $566.0 $75.6 5% + Up 200 basis points $375.6 $50.1 3% + Up 100 basis points $184.9 $24.6 1% + Up 50 basis points $89.5 $11.9 0% Down 50 basis points $1.7 $0.5 0% Down 100 basis points $32.2 $4.5 0%

GP Capital Solutions Products

- **FRE Revenues** of $129.5 million increased 21% quarter over quarter, as a result of significant fundraise in Dyal Fund V. FRE Revenues increased 72% when compared to 2Q'21
- **AUM** of $45.7 billion increased 11% during the quarter and 46% since June 30, 2021
  - The increase in AUM during the second quarter was driven by capital raised in Dyal Fund V
- **FPAUM** of $26.7 billion increased 13% during the quarter and 43% since June 30, 2021
  - The increase in FPAUM during the second quarter was driven by capital raised in Dyal Fund V
- **AUM not yet paying fees** totaled $0.8 billion, reflecting expected annual FRE management fees of approximately $15 million
- **FRE Management fees** from Permanent Capital were 100% during the quarter
- **Gross IRR Since Inception as of June 30, 2022**
  - **Dyal Fund III:** 31.2%
  - **Dyal Fund IV:** 112.1%

	Three Months Ended		
(dollars in thousands)	2Q'22	1Q'22	Adjusted 2Q'21
FRE Revenues			
Management Fees, Net (including Part I Fees of $814, $635 and $—)	$ 128,313	$ 105,692	$ 75,344
Administrative, Transaction and Other Fees	1,168	1,571	—
Total FRE Revenues, Net	**$ 129,481**	**$ 107,263**	**$ 75,344**
Additional Metrics *(dollars in millions)*			
AUM	$ 45,674	$ 41,153	$ 31,211
FPAUM	$ 26,678	$ 23,651	$ 18,657

For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 26
Includes the results of Dyal Capital as if the Business Combination had closed on April 1, 2021; comparability to prior and future periods may be limited.
Net IRR since inception as of June 30, 2022 for Dyal Fund III and Dyal Fund IV was 23.4% and 71.1%, respectively.

15

16 Assuming Investable Set Is ~25% Of Target Universe Enterprise Value Total Investable Market of Blue Owl GP Capital Solutions Business $20 $20 $20 $416 $471 $530 $596 $668 $749 2020 2021 2022 2023 2024 2025 Market Landscape (dollars in billions) $7.4 $10.0 Deployment Fundraise (ongoing) Note 1. As of August 1, 2022. Note 2. There are no guarantees historical trends will continue. Figures based on calculating estimated aggregate distributable earnings for 2021 and 2025 then applying a 10.5x Enterprise Value multiple and 25% minority share. Note 3. GP Capital Solutions fundraise amount is inclusive of Dyal Fund V's current fundraise. Peers represent leading players defined by aggregate capital raised from GP stakes (inclusive of open funds). Data Source: Preqin Ltd's "Future of Alternative 2025". Pitchbook as of Jun 21. Past performance is not a guarantee of future results. There can be no assurance that historical trends will continue. Dyal Fund V1 ~~~ ~$20 billion raised across Dyal and peers' latest vintages2,3 (dollars in billions)

17 • FRE Revenues of $19.2 million increased 12% quarter over quarter • AUM of $16.6 billion increased 3% during the quarter ◦ The increase in AUM during the second quarter was driven by appreciation of the funds’ portfolio and capital raised across the strategy • FPAUM of $9.4 billion increased 2% during the quarter ◦ The increase in AUM during the first quarter was driven by capital deployment • AUM not yet paying fees totaled $1.6 billion, reflecting expected annual FRE management fees of over $15 million • Real Estate Gross Return of 6.7% for 2Q'22 and 30.4% for the twelve months ended June 30, 2022 Real Estate Products Three Months Ended (dollars in thousands) 2Q'22 1Q'22 2Q'21 FRE Revenues Management Fees, Net $ 19,223 $ 17,158 $ — Total FRE Revenues, Net $ 19,223 $ 17,158 $ — Additional Metrics (dollars in millions) AUM $ 16,639 $ 16,090 $ — FPAUM $ 9,430 $ 9,275 $ — For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 26. Gross and net returns for Real Estate are represented by a composite made up of Oak Street Real Estate Capital Fund IV and Oak Street Real Estate Capital Net Lease Property Fund. The net return for Real Estate was 5.7% for Q2’22 and 27.0% for the twelve months ended June 30, 2022.

18 2% 2% 2% 6% 8% Oak Street NOI Under Triple Net Lease Property Expenses from Other Commercial Real Estate Triple Net Lease Equivalent Gross Rent Growth —% 1% 2% 3% 4% 5% 6% 7% 8% 9% In A Rising Rate And Inflationary Environment, Net Lease Provides A Structural Hedge Property expense due to maintenance and repairs, insurance, taxes, tenant improvements, leasing commissions, and property downtime Contractual net rent growth from long- term net leases is typically more advantageous than higher gross rent growth over time due to unpredictable expense leakage Triple Net lease Net Rental Growth Rate Equivalent Gross Rental Growth Rate The value attributed to the operating and other property level expenses is derived from a sample set of historical Oak Street transactions with real estate expense disclosure.

Supplemental Information

AUM and FPAUM Rollforwards

(dollars in millions)	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022				Twelve Months Ended June 30, 2022			
	Direct Lending	GP Capital Solutions	Real Estate	Total	Direct Lending	GP Capital Solutions	Real Estate	Total	Direct Lending	GP Capital Solutions	Real Estate	Total
AUM												
Beginning Balance	**$ 44,775**	**$ 41,153**	**$ 16,090**	**$ 102,018**	**$ 39,227**	**$ 39,906**	**$ 15,362**	**$ 94,495**	**$ 31,156**	**$ 31,211**	**$ —**	**$ 62,367**
Acquisition	6,529	—	—	6,529	6,529	—	—	6,529	6,529	—	15,362	21,891
New capital raised	3,015	3,958	208	7,181	4,953	5,524	568	11,045	8,132	8,598	568	17,298
Change in debt	3,142	—	—	3,142	6,760	—	—	6,760	11,354	—	—	11,354
Distributions	(380)	(219)	(100)	(699)	(664)	(977)	(265)	(1,906)	(1,135)	(1,352)	(265)	(2,752)
Change in value / other	(254)	782	441	969	22	1,221	974	2,217	791	7,217	974	8,982
Ending Balance	**$ 56,827**	**$ 45,674**	**$ 16,639**	**$ 119,140**	**$ 56,827**	**$ 45,674**	**$ 16,639**	**$ 119,140**	**$ 56,827**	**$ 45,674**	**$ 16,639**	**$ 119,140**
FPAUM												
Beginning Balance	**$ 32,658**	**$ 23,651**	**$ 9,275**	**$ 65,584**	**$ 32,029**	**$ 21,212**	**$ 8,203**	**$ 61,444**	**$ 24,162**	**$ 18,657**	**$ —**	**$ 42,819**
Acquisition	6,501	—	—	6,501	6,501	—	—	6,501	6,501	—	8,203	14,704
New capital raised / deployed	2,898	3,023	121	6,042	5,098	4,194	1,198	10,490	12,708	6,611	1,198	20,517
Fee basis change	—	—	—	—	—	1,268	—	1,268	—	1,268	—	1,268
Distributions	(381)	4	(113)	(490)	(659)	4	(274)	(929)	(1,124)	142	(274)	(1,256)
Change in value / other	(267)	—	147	(120)	(1,560)	—	303	(1,257)	(838)	—	303	(535)
Ending Balance	**$ 41,409**	**$ 26,678**	**$ 9,430**	**$ 77,517**	**$ 41,409**	**$ 26,678**	**$ 9,430**	**$ 77,517**	**$ 41,409**	**$ 26,678**	**$ 9,430**	**$ 77,517**

20

21 $77.5 $119.1 $77.5 $86.3 $94.0 $41.4 $6.4 $7.8 $56.8 $26.7 $6.3 $11.9 $45.7 $9.4 $5.4 $16.6 $8.8 $7.7 $25.1 Direct Lending GP Capital Solutions Real Estate FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation and Leverage AUM FPAUM to AUM Bridge As of June 30, 2022, AUM not yet paying fees totaled $8.8 billion, reflecting expected annual FRE management fees of over $105 million once deployed (dollars in billions) $1.6 $0.8 $0.1 $1.3 Figures may not sum due to rounding.

22 BBB Rated by S&P and Fitch $1B+ Available Liquidity Total Debt ($m) Available Liquidity ($m) Supplemental Liquidity Metrics $1,450 $700 $400 $350 2031 Unsecured Notes 2032 Unsecured Notes 2051 Unsecured Notes $49 $1,115 Revolving Credit Facility Cash and Corporate Treasury As of June 30, 2022, the average maturity of the Company's outstanding debt is ~14 years 2.9% Cost of Debt1 Note 1. Cost of debt reflects average after tax interest rate on total debt outstanding, assuming a 22% tax rate.

Appendix

24 Non-GAAP Measures Fee-Related Earnings, or FRE, and Related Components Fee-Related Earnings is a supplemental non-GAAP measure of operating performance used to make operating decisions and assess operating performance. Fee-Related Earnings excludes certain items that are required for the presentation of results on a GAAP basis. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE Revenues and FRE Expenses) on the same basis used to calculate Fee- Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix "FRE" throughout this presentation. Fee-Related Earnings exclude various items that are required for the presentation of results under GAAP, including the following: noncontrolling interests in the Blue Owl Operating Partnerships; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee- Related Earnings or Distributable Earnings; amortization of acquisition-related earnouts; amortization of intangible assets; “Transaction Expenses” as defined below; net gains (losses) on investments, changes in TRA, earnout and warrant liabilities; net losses on retirement of debt; interest and taxes. In addition, management reviews revenues by reducing GAAP administrative, transaction and other fees for certain expenses related to reimbursements from our products, which are presented gross for GAAP but net for non-GAAP measures. Transaction Expenses are expenses incurred in connection with the Business Combination and other acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transaction. Starting in the first quarter of 2022, Transaction Expenses also includes expenses paid on behalf of certain products that are expected to be reimbursed in subsequent periods; such amounts were not material to the prior periods presented, and therefore such periods have not be restated for this change. Distributable Earnings or DE Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, realized performance income and related compensation, interest expense, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Blue Owl Operating Group Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, net losses on retirement of debt, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution. Adjusted Fee-Related Earnings and Adjusted Distributable Earnings Adjusted Fee-Related Earnings and Adjusted Distributable Earnings are supplemental non-GAAP measures of operating performance that are determined on the same basis as Fee-Related Earnings and Distributable Earnings, respectively, assuming that the Dyal Capital acquisition had closed on April 1, 2021. Adjusted Revenues were based on the actual revenues generated by the Dyal Capital funds for the period, and Adjusted Expenses were based on the incremental expense levels experienced in the stub period following the acquisition closing date. These expense levels were based on current results and may not be indicative of future results. Adjusted EBITDA Adjusted EBITDA is a supplemental non-GAAP measure of operating performance used to assess the Company's ability to service its debt obligations. Adjusted EBITDA is equal to Distributable Earnings plus interest expense, taxes and TRA payable, and fixed assets depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure that supplements and should be considered in addition to and not in lieu of our GAAP results, and such measure should not be considered as indicative of our liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are participating in distributions as of the end of each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future) and Common Units of the Blue Owl Operating Group. Common Units are limited partner interests held by certain members of management and employees, as well as other third parties in the Blue Owl Operating Group. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management.

Non-GAAP Reconciliations

(amounts in thousands, except per share data)	2Q'22	1Q'22	4Q'21	3Q'21	Adjusted 2Q'21
GAAP Loss Before Income Taxes	**$ (3,435)**	**$ (27,954)**	**$ (35,222)**	**$ (255,238)**	**$ (1,616,539)**
Net loss (income) allocated to noncontrolling interests included in Fee-Related Earnings	1,359	520	(718)	(1,469)	(1,852)
Plus: Incremental earnings assuming the Business Combination closed on 4/1/21	—	—	—	—	31,937
Strategic Revenue-Share Purchase consideration amortization	8,922	8,922	8,922	970	—
Realized performance compensation	—	—	2,067	—	—
Equity-based compensation - other	24,293	17,526	6,891	—	—
Equity-based compensation - acquisition related	62,139	60,654	9,851	15,722	1,158,597
Equity-based compensation - Business Combination grants	18,253	18,421	14,275	—	—
Capital-related compensation	850	830	1,416	—	—
Acquisition-related cash earnout amortization	16,111	16,082	—	—	—
Amortization of intangible assets	64,885	61,526	46,362	46,191	21,336
Transaction Expenses	10,398	9,637	16,007	4,108	35,213
Interest expense	15,051	12,834	9,488	6,112	5,817
Realized performance income	—	—	(5,906)	—	—
Net losses (gains) on investments	123	(5)	3,381	145	—
Net losses on early retirement of debt	—	—	1,491	—	16,145
Change in TRA liability	(1,370)	9,652	7,969	4,733	1,146
Change in warrant liability	(20,723)	(17,758)	908	27,462	15,300
Change in earnout liability	208	496	78,163	293,122	462,970
Fee-Related Earnings	**197,064**	**171,383**	**165,345**	**141,858**	**130,070**
Plus: Realized performance income	—	—	5,906	—	—
Less: Realized performance compensation	—	—	(2,067)	—	—
Less: Interest expense	(15,045)	(12,834)	(9,488)	(6,112)	(5,817)
Less: Taxes and TRA Payments	(1,617)	(2,823)	(514)	7,004	(15,893)
Distributable Earnings	**180,402**	**155,726**	**159,182**	**142,750**	**108,360**
Plus: Interest expense	15,045	12,834	9,488	6,112	5,817
Plus: Taxes and TRA Payments	1,617	2,823	514	(7,004)	15,893
Plus: Fixed assets depreciation and amortization	241	218	209	191	135
Adjusted EBITDA	**$ 197,305**	**$ 171,601**	**$ 169,393**	**$ 142,049**	**$ 130,205**

25

Non-GAAP Reconciliations (cont'd)

(dollars in thousands)	2Q'22	1Q'22	4Q'21	3Q'21	Adjusted 2Q'21
Weighted-Average Adjusted Shares					
Class A Shares[(1)]	411,790,776	406,180,833	374,128,732	329,422,456	320,005,258
Common Units and Vested Incentive Units	986,015,743	992,558,461	981,560,281	956,301,495	923,037,080
Total Weighted-Average Adjusted Shares	**1,397,806,519**	**1,398,739,294**	**1,355,689,013**	**1,285,723,951**	**1,243,042,338**
Fee-Related Earnings per Adjusted Share	$ 0.14	$ 0.12	$ 0.12	$ 0.11	$ 0.10
Distributable Earnings per Adjusted Share	$ 0.13	$ 0.11	$ 0.12	$ 0.11	$ 0.09
GAAP Revenues	**$ 327,246**	**$ 275,977**	**$ 288,519**	**$ 247,875**	**$ 179,260**
Plus: Incremental revenues assuming the Business Combination closed on 4/1/21	—	—	—	—	41,381
Strategic Revenue-Share Purchase consideration amortization	8,922	8,922	8,922	970	—
Realized performance income	—	—	(5,906)	—	—
Administrative and other fees	(18,357)	(12,301)	(16,676)	(13,113)	(10,833)
FRE Revenues	**$ 317,811**	**$ 272,598**	**$ 274,859**	**$ 235,732**	**$ 209,808**
GAAP Compensation and Benefits	**$ 218,118**	**$ 193,892**	**$ 130,529**	**$ 96,910**	**$ 1,221,565**
Plus: Incremental compensation and benefits assuming the Business Combination closed on 4/1/21	—	—	—	—	7,707
Realized performance compensation	—	—	(2,067)	—	—
Equity-based compensation - other	(23,984)	(17,113)	(5,674)	—	—
Equity-based compensation - acquisition related	(62,139)	(60,654)	(9,851)	(15,722)	(1,158,597)
Equity-based compensation - Business Combination grants	(18,253)	(18,421)	(14,275)	—	—
Capital-related compensation	(849)	(830)	(1,416)	—	—
Acquisition-related cash earnout amortization	(16,111)	(16,082)	—	—	—
Administrative and other expenses	(10,973)	(5,823)	(12,965)	(10,524)	(9,941)
FRE Compensation and Benefits	**$ 85,809**	**$ 74,969**	**$ 84,281**	**$ 70,664**	**$ 60,734**
GAAP General, Administrative and Other Expenses	**$ 54,389**	**$ 43,294**	**$ 45,450**	**$ 28,438**	**$ 51,520**
Plus: Incremental general, administrative and other expenses assuming the Business Combination closed on 4/1/21	—	—	—	—	1,737
Transaction Expenses	(10,398)	(9,637)	(16,007)	(4,108)	(35,213)
Equity-based compensation	(309)	(413)	(1,217)	—	—
Administrative and other expenses	(7,385)	(6,478)	(3,711)	(2,589)	(892)
FRE General, Administrative and Other Expenses	**$ 36,297**	**$ 26,766**	**$ 24,515**	**$ 21,741**	**$ 17,152**

[(1)]Excludes 10,841,191, 10,928,095, 9,399,487 and 9,050,000, respectively, fully vested RSUs that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

26

27 Defined Terms Assets Under Management or AUM Refers to the assets that we manage, and are generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Real Estate products; and (v) par value of collateral for collateralized loan obligations (“CLOs”). our BDCs Refers to our business development companies, as regulated under the Investment Company Act of 1940, as amended: Owl Rock Capital Corporation (NYSE: ORCC) (“ORCC”), Owl Rock Capital Corporation II (“ORCC II”), Owl Rock Capital Corporation III (“ORCC III”), Owl Rock Technology Finance Corp. (“ORTF”), Owl Rock Technology Finance Corp. II (“ORTF II”), Owl Rock Core Income Corp. (“ORCIC”) and Owl Rock Technology Income Corp. (“ORTIC”). Part I Fees Refers to quarterly performance income on the net investment income of our BDCs and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this report, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Operating Group Refers collectively to the Blue Owl Operating Partnerships and their consolidated subsidiaries. Blue Owl Operating Group Units Refers collectively to a unit in each of the Blue Owl Operating Partnerships. Blue Owl Operating Partnerships Refers to Blue Owl Capital Carry LP and Blue Owl Capital Holdings LP, collectively. Business Combination Refers to the transactions contemplated by an agreement, the “Business Combination Agreement,” which were completed on May 19, 2021. The Business Combination Agreement was dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC. Direct Lending Refers to our Direct Lending products, which offer private credit solutions to middle-market companies through four investment strategies: diversified lending, technology lending, first lien lending, opportunistic lending, and also includes our CLOs. Direct Lending products are managed by the Owl Rock division of Blue Owl. Dyal Capital Refers to the Dyal Capital Partners business, which was acquired from Neuberger Berman Group LLC in connection with the Business Combination, and is now a division of Blue Owl. Fee-Paying AUM or FPAUM Refers to the AUM on which management fees are earned. For our BDCs, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Direct Lending products, excluding CLOs, FPAUM is generally equal to NAV or investment cost. FPAUM also includes uncalled committed capital for products where we earn management fees on such uncalled committed capital. For CLOs, FPAUM is generally equal to the par value of collateral. For our GP Capital Solutions products, FPAUM for the GP minority equity investments strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Capital Solutions’ other strategies, FPAUM is generally equal to investment cost. For Real Estate, FPAUM is generally based on total assets (including assets acquired with debt). GP Capital Solutions Refers to our GP Capital Solutions products, which primarily focus on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit platforms through two existing investment strategies: GP minority equity investments and GP debt financing, and also including our professional sports minority investment strategy. GP Capital Solutions products are managed by the Dyal Capital division of Blue Owl.

28 Defined Terms (cont’d) Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), as applicable. For GP Capital Solutions, performance metrics are presented on a quarter lag. Gross Return Refers to a return that is equal to the percentage change in the value of a fund's portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs are calculated after giving effect to fees, as applicable, and all other expenses. An individual investor’s IRR may be different to the reported IRR based on the timing of capital transactions. For GP Capital Solutions, performance metrics are presented on a quarter lag. Net Return Refers to a return that is equal to the percentage change in the value of a fund's portfolio, adjusted for all contributions and withdrawals (cash flows) after the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Oak Street Refers to the investment advisory business of Oak Street Real Estate Capital, LLC that was acquired on December 29, 2021, and is now a division of Blue Owl. Owl Rock Refers collectively to the combined businesses of Owl Rock Capital Group LLC (“Owl Rock Capital Group”) and Blue Owl Securities LLC (formerly, Owl Rock Capital Securities LLC), which was the predecessor of Blue Owl for accounting and financial reporting purposes. References to the Owl Rock division refer to Owl Rock Capital Group and its subsidiaries that manage our Direct Lending products. Partner Manager Refers to alternative asset management firms in which the GP Capital Solution products invest. Permanent Capital Refers to AUM in products that do not have ordinary redemption provisions or a requirement to exit investments and return the proceeds to investors after a prescribed period of time. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers. Permanent capital includes certain products that are subject to management fee step downs or roll-offs or both over time. Real Estate Refers, unless context indicates otherwise, to our Real Estate products, which primarily focus on providing investors with predictable current income, and potential for appreciation, while focusing on limiting downside risk through a unique net lease strategy. Real Estate products are managed by the Oak Street division of Blue Owl. Tax Receivable Agreement or TRA Refers to the Amended and Restated Tax Receivable Agreement, dated as of October 22, 2021, as may be amended from time to time. Wellfleet Acquisition Refers to the acquisition of Wellfleet Credit Partners LLC completed on April 1, 2022.